Exhibit 10.17

JJill Topco Holdings, LP

INCENTIVE EQUITY PLAN

ARTICLE I

Purpose of Plan

This Incentive Equity Plan (this “Plan”) of JJill Topco Holdings, LP, a Delaware limited partnership (the “Partnership”), adopted by JJ Holdings GP, LLC, a Delaware limited liability company (the “General Partner”), on May 8, 2015 (the “Effective Date”), is intended to advance the best interests of the Partnership by providing directors, senior executives, individual consultants and key employees of the Partnership and each other JJill Company (as defined below) with additional incentives by allowing such directors, senior executives, individual consultants, and key employees to acquire an ownership interest in the Partnership.

ARTICLE II

Definitions

For purposes of this Plan the following terms have the indicated meanings:

“Affiliate” means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Approved Partnership Sale” has the meaning given to such term in the Partnership Agreement. For the avoidance of doubt, an Approved Partnership Sale shall not include a Public Offering (as such term is defined in the Partnership Agreement).

“Board” means the Board of Directors of the General Partner.

“Cause,” with respect to any Participant, has the meaning set forth in such Participant’s Grant Agreement (as defined below), or, if “Cause” is not defined therein, shall have the meaning set forth in the employment, director, engagement or consulting agreement between such Participant and any JJill Company, or if no such agreement exists or if such agreement exists but “Cause” is not defined therein, shall mean: (i) such Participant’s willful failure to perform, or gross negligence or willful misconduct in the performance of, such Participant’s duties and responsibilities to any of the JJill Companies or any of their Affiliates, (ii) such Participant’s willful disregard of the lawful and reasonable directives of the Board, the Chief Executive Officer of the Partnership or such Person’s direct supervisor, (iii) the commission by such Participant of any act or omission involving fraud, embezzlement or other material dishonesty with respect to any of the JJill Companies or any of their Affiliates or any of their directors, officers, stockholders, partners, or members, (iv) such Participant’s conviction of, or plea of nolo contendere to, (x) a felony, or (y) any crime involving theft, fraud, dishonesty, or moral turpitude, (v) any material breach by such Participant of the Partnership Agreement, such Participant’s Grant Agreement, or any other agreement between such Participant and any of the JJill Companies or any of their Affiliates, which breach is not cured within 10 days after notice of such breach from the applicable JJill Company, or any breach by such Participant of any fiduciary duty to any JJill Company, or (vi) if such Participant is an individual, such Participant’s use of drugs or alcohol in a manner that materially interferes with the performance of such Participant’s duties for the JJill Companies.

“Class A Common Interests” means the Partnership’s Class A Common Interests (as such term is defined in the Partnership Agreement).

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

“Disability,” with respect to any Participant, has the meaning set forth in such Participant’s Grant Agreement, or, if “Disability” is not defined therein, shall have the meaning set forth in the employment, director, engagement or consulting agreement between such Participant and any JJill Company, or if no such agreement exists or if such agreement exists but “Disability” is not defined therein, shall mean such Participant’s permanent long-term disability as determined in good faith by the Board.

“Fair Market Value” has the meaning assigned to such term in the Partnership Agreement.

“Good Reason,” with respect to any Participant, has the meaning set forth in such Participant’s Grant Agreement; provided that, if such term is not defined in such Participant’s Grant Agreement, then such term shall not be applicable to such Participant unless (i) the term “Good Reason” is used in such Participant’s Grant Agreement and (ii) such Participant is an employee of a JJill Company on the date such Participant is initially issued Incentive Interests pursuant to this Plan and such term is defined in an employment agreement between Participant and such JJill Company, in which case such term shall have the meaning set forth in such employment agreement.

“Incentive Interests” means (i) all Class A Common Interests issued hereunder without a cash equity investment into the Company by the applicable Participant for such Class A Common Interests and (ii) all equity securities issued with respect to the equity securities referred to in clause (i) above by way of unit or stock dividend or distribution or stock or unit split in connection with any conversion, merger, consolidation, recapitalization, or other reorganization affecting the Class A Common Interests. Unless otherwise provided herein or in a Participant’s Grant Agreement, or otherwise as may be approved by the Board (in its sole discretion), Incentive Interests will continue to be Incentive Interests in the hands of any holder of Incentive Interests (except for the Partnership), and each such transferee thereof will succeed to the rights and obligations of a holder of Incentive Interests hereunder.

“JJill Companies” means, collectively, the Partnership, the General Partner and the subsidiaries of the Partnership, whether currently existing or hereafter acquired or formed.

“Participant” means any director, senior executive, individual consultant, or employee of any JJill Company who has been selected to participate in this Plan by the Board.

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 8, 2015, as amended and restated from time to time.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

“Public Offering” has the meaning given to such term in the Partnership Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Termination Date,” with respect to any Participant, has the meaning set forth in such Participant’s Grant Agreement, or, if “Termination Date” is not defined therein, shall mean: (i) if such Participant is an employee of a JJill Company on the date such Participant is initially issued Incentive Interests pursuant to this Plan, then the date that such Participant ceases to be an employee of any of the JJill Companies for any reason (whether or not such Participant may be a director of a JJill Company after such date), (ii) if such Participant is an individual consultant to a JJill Company on the date such Participant is initially issued Incentive Interests pursuant to this Plan, then the date that such Participant ceases to be an individual consultant to any of the JJill Companies for any reason (whether or not such Participant may be a director of a JJill Company after such date), and (iii) if such Participant is a director of one or more JJill Company (and is not an employee of, or individual consultant to, any of the JJill Companies) on the date such Participant is initially issued Incentive Interests pursuant to this Plan, then the date that such Participant ceases to be a director of such JJill Companies for any reason; provided that if an Approved Partnership Sale occurs prior to such Participant’s Termination Date (without regard to this proviso), then solely for purposes of this definition and the definitions contained in, or referred to, in this Plan for “Cause” and “Good Reason,” the terms “JJill Company” and “JJill Companies” (or any term that refers to any JJill Company) shall include the applicable purchaser in connection with such Approved Partnership Sale, and such purchaser’s Affiliates.

ARTICLE III

Administration

This Plan shall be administered by the Board. Subject to the limitations of this Plan, the Board shall have the sole and complete authority to (i) select Participants, (ii) issue and grant Class A Common Interests to Participants in such forms and for such amounts as it shall determine; provided, however, that the Board shall consult with the Partnership’s Chief Executive Officer prior to causing the Partnership to issue any Class A Common Interests to any Participant who is a non-employee director or individual consultant of any JJill Company, and provided further that the selection of employee and executive Participants, and the form, amount, and terms of issuances to employees and executives shall be made in consultation with the Partnership’s Chief Executive Officer, (iii) impose such limitations, restrictions, and conditions upon Incentive Interests as it shall deem appropriate, (iv) interpret this Plan and adopt, amend, and rescind administrative guidelines and other rules, procedures, and regulations relating to this Plan, (v) correct any defect or omission or reconcile any inconsistency in this Plan or in any Grant Agreement, (vi) determine the Fair Market Value as of any given date of Class A Common Interests or any other applicable securities, and (vii) make all other determinations and take all other actions necessary or advisable for the implementation and administration of this Plan. The Board’s determinations on matters within its authority shall be final, binding, and conclusive upon the Partnership, the Participants, and any other holder of Incentive Interests. All expenses associated with the administration of this Plan shall be borne by the Partnership. The Board may, as approved by the General Partner and to the extent permissible by law, delegate any of its authority hereunder to such Persons as it deems appropriate.

ARTICLE IV

Limitation on Aggregate Number of Class A Common Interests; Adjustments

4.1 Limitation on Aggregate Number of Class A Common Interests. The number of Class A Common Interests that are authorized to be issued under this Plan in the aggregate shall be 30,169,548 Class A Common Interests; provided, however, that such number of Class A Common Interests available for issuance hereunder shall be increased by one (1) Class A Common Interest for each Class A Common Interest issued under this Plan to a Participant who is a non-employee director or individual consultant of any JJill Company. To the extent that any Class A Common Interests issued under this Plan are forfeited or are repurchased by the Partnership, such Class A Common Interests shall again be available for issuance under this Plan (with Class A Common Interests forfeited by or repurchased from employees/executives available for issuance to employees/executives, and Class A Common Interests forfeited by or repurchased from non-employee directors or individual consultants available for issuance to non-employee directors or individual consultants).

4.2 Adjustments. Subject to the Partnership Agreement, in the event that the Board determines, in its sole discretion, that any distribution (whether in the form of cash, equity securities, or other property), any capital contributions, any recapitalization, reclassification, reorganization, change to organizational form, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange, or other disposition of all or substantially all of the assets of the Partnership (including, but not limited to, an Approved Partnership Sale), or exchange of equity securities of the Partnership, issuance of warrants or other rights to purchase equity securities of the Partnership, or other similar transaction or event, affects the Class A Common Interests then the Board shall, in good faith, determine whether an adjustment is appropriate in order to prevent inappropriate dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, and if the Board determines such an adjustment is appropriate, then the Board shall, in such manner as it deems acting in good faith to be equitable, make adjustments to the number of Class A Common Interests that may be issued under the Plan or any outstanding Grant Agreement (including, without limitation, providing for a cash payment to the holder of an outstanding Incentive Interest under the Plan in consideration for the cancellation of such Incentive Interest).

ARTICLE V

Vesting of Incentive Interests

At the discretion of the Board, exercised at the time of issuance, Incentive Interests may vest, in one or more installments, upon, one or a combination of the following: (i) the fulfillment of certain conditions, (ii) the passage of a specified period of time, and (iii) the achievement by any or all of the JJill Companies of certain performance goals.

ARTICLE VI

General Provisions

6.1 Written Agreement. Each issuance of Class A Common Interests hereunder shall be embodied in a written agreement (the “Grant Agreement”) that shall be signed by the Partnership and the Participant to whom such Class A Common Interests are issued and shall be subject to the terms and conditions set forth herein. In the event of any express conflict between a Grant Agreement and this Plan, the terms of such Grant Agreement shall control.

6.2 Rights of Participants. Nothing in this Plan shall interfere with or limit in any way the right of any JJill Company to terminate any Participant’s employment, consultancy, or position as a director (as applicable) at any time (with or without Cause), or confer upon any Participant any right to continue to be employed by, a consultant to, or a director of (as applicable), any JJill Company for any period of time or to continue to receive such Participant’s current (or other) rate of compensation. No director, senior executive, consultant, or employee of any JJill Company shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant, such selection to be made at the Board’s sole and absolute discretion. Participants shall not, by virtue of their holding Incentive Interests, have the right to influence or control the management or operation of the Partnership.

6.3 Amendment, Suspension, and Termination of Plan. The General Partner or the Board may suspend or terminate this Plan or any portion thereof at any time and may amend it from time to time in such respects as the General Partner or the Board may deem advisable; provided, however, that no such amendment, suspension, or termination shall (i) in any material respect, impair the rights of a Participant with respect to outstanding Incentive Interests or (ii) contravene any express term of any Participant’s Grant Agreement, in each case, without the consent of such Participant.

6.4 Indemnification. In addition to such other rights of indemnification as they may have as members of the General Partner or the Board, the General Partner and members of the Board shall be indemnified by the Partnership against (i) all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with this Plan or any Incentive Interests issued under this Plan, and (ii) all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Partnership) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding; provided, however, that the General Partner or any such Board member shall be entitled to the indemnification rights set forth in this Section 6.4 only if the General Partner or such Board member (1) acted in good faith and in a manner that the General Partner or such member reasonably believed to be in, and not opposed to, the best interests of the Partnership, and (2) with respect to any criminal action or proceeding, (A) had no reasonable cause to believe that such conduct was unlawful, and (B) upon the institution of any such action, suit, or proceeding, the General Partner or such Board member shall give the Partnership written notice thereof and an opportunity to handle and defend the same before the Board member undertakes to handle and defend it on his own behalf.

6.5 Restricted Securities. All Incentive Interests shall constitute “restricted securities,” as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, and may not be transferred except in compliance with the registration requirements of the Securities Act or an exemption therefrom.

6.6 Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any rules, principles or provisions of choice of law or conflict of laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6.7 Special Incentive Compensation. By acceptance of an award hereunder, each Participant shall be deemed to have agreed that such award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement, life insurance, disability, severance or other employee benefit plan of the Partnership or any of its Affiliates.

6.8 Amendment to Partnership Agreement. Neither the adoption of this Plan nor any issuance hereunder shall restrict in any way the adoption of any amendment to the Partnership Agreement in accordance with its terms.